                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                           7.65% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                      OF
                              M&I CAPITAL TRUST A
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                         MARSHALL & ILSLEY CORPORATION

  As set forth in the Exchange Offer, this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 7.65% Capital Securities due December 1, 2026 (the "Old Capital Securities") are not immediately available, (ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Chase Manhattan Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                           THE CHASE MANHATTAN BANK

By Mail or Hand Delivery:        By Facsimile         To Confirm by Telephone:
                                Transmission:

 The Chase Manhattan Bank       (212) 638-7375         Carlos Esteves: (212)
                                      or                      638-0828
 55 Water Street, Second        (212) 344-9367
        Floor
 Room 234--North Building
 New York, New York 10041
   Attn: Carlos Esteves

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to M&I Capital Trust A, a Delaware business trust (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated March 7, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Certificate No(s). (if available):        Name of Registered Holder(s):


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------
Aggregate Liquidation Amount Tendered:    Address:


-------------------------------------     -------------------------------------


Area Code and Telephone Number(s):        -------------------------------------


-------------------------------------     -------------------------------------

If Old Capital Securities will be tendered by book-entry transfer, provide the following information:

Signature(s): _________________________________________________________________

DTC Account Number: ___________________________________________________________

Date: _________________________________________________________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery. The undersigned acknowledges that it must deliver the Letters of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof) and the Old Capital Securities (or a book-entry confirmation) tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Name of Firm:
           --------------------------
                                          -------------------------------------

Address:                                          Authorized Signature
    ------------------------------


                                          Name:
-------------------------------------          --------------------------------


                                          Title:
Telephone Number:                             ---------------------------------
                ---------------------

                                          Dated:
                                               --------------------------------

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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